Exhibit 3.1 (iv)
                      ARTICLES OF AMENDMENT
                             TO THE
                    ARTICLES OF INCORPORATION
                                OF
                      THRUST VENTURES, INC

     Pursuant to the provisions of the Utah Business Corporation Act, the undersigned Corporation hereby adopts the following Articles of Amendment to its Articles of Incorporation:

     FIRST:  The name of the Corporation is THRUST VENTURES, INC.

     SECOND: The following amendment to the Articles of Incorporation was duly adopted by the shareholders of the Corporation:

          Article I of the Articles of Incorporation is hereby deleted in its entirety. A new Article I is hereby inserted in the place thereof to read as follows:

                            "ARTICLE I
     NAME:  The name of the Corporation shall be: BIO-THRUST INCORPORATED" .

     THIRD: The foregoing Amendment to the Articles of Incorporation was adopted by the shareholders of the Corporation on the l8th day of September, 1986, manner prescribed by the laws of the State of Utah.

     FOURTH: The number of shares outstanding on the above date was 6,925,410 common shares. The number of shares entitled to vote thereon was 6,925,410 common shares.

     FIFTH: The number of common shares voted for the Amendment was 3,673,814 and the number of common shares voted against the Amendment was 0.

     SIXTH: No other class of shares was entitled to vote thereon as a class.

     SEVENTH: The manner in which any exchange, reclassification or cancellation of issued and outstanding shares provided for herein shall be effected is as follows: none.

     DATED this 30th day of October, 1986.

                                   THRUST VENTURES, INC.

                                   By/S/Reo B. Cutler
                                   Its President

                                   By/s/Brenda Blaylock
                                   Its Secretary

STATE OF UTAH      )
                :ss.
COUNTY OF SALT LAKE)

     On the 30th day of October, 1986, personally appeared before me Reo B. Cutler who being by me first duly sworn declared that he is the president of Bio-Thrust , a Utah corporation, and that he signed the foregoing instrument as President of the Corporation and that the statements contained therein are true.
                                   /s/

MY COMMISSION EXPIRES:             NOTARY PUBLIC
 5/1/87                            Residing at: 3505 Emigration Canyon

                        ARTICLES OF MERGER
                                OF
                     BIO-THRUST INCORPORATED
                    (SUBSIDIARY CORPORATION)
                               INTO
                      THRUST VENTURES, INC.
                     (SURVIVING CORPORATION)

     The undersigned domestic surviving corporation of a merger of subsidiary corporation pursuant to Section 16-10-70 of the Utah Business Corporation Act hereby adopts the following Articles of Merger:

                            ARTICLE I

     The surviving corporation and the subsidiary corporation have adopted the plan of merger, a true and correct copy of which is attached hereto as Exhibit "A".

                            ARTICLE II
     The number of outstanding shares of each class of the subsidiary corporation are 1,000 shares of common stock, par value $1.00, all of which are owned by the surviving corporation.

                           ARTICLE III

     A copy of the plan of merger was mailed to the surviving corporation, being the sole, shareholder of the subsidiary corporation on September l8, 1986.

     DATED this 30th day of October, 1986.

                                   THRUST VENTURES, INC.


Attest:
                                   By /s/Reo B. Cutler
/s/Brenda Blaylock                        President

STATE OF UTAH       )
                    : ss.
COUNTY OF SALT LAKE )

     Reo B. cutler, being first duly sworn upon oath, states that he is the president of Thrust Ventures, Inc., a Utah corporation, that he executed the foregoing documen as president of such corporation, that he has read and understands the contents of the foregoing document and hereby verifies that the same are true and correct according to his best knowledge, information and belief.

                                   /s/Reo B. Cutler
SUBSCR1BED AND SWORN to before this 29th day of December, 1986.

My Commission Expires                   /s/Sharon A. Spjute
                                   Notary Public
5/1/87                             Residing at: 3505 Emigration Canyon

                            EXHIBIT A

                          PLAN OF MERGER

     Pursuant to Section 16-10-70, Utah Code Annotated, Thrust Ventures, Inc. and Bio-Thrust Incorporated agree to the following plan of merger:

     1. The name of the subsidiary corporation is Bio-Thrust Incorporated. The name of the corporation owning 100% of the subsidiary's shares is Thrust Ventures, Inc.

     2.  The parties to this plan of merger agree to merge as provided in
Section 16-10-70 of Utah Code Annotated and Thrust Ventures, Inc. shall be designated as the surviving corporation.

     3. The issued and outstanding shares of common stock of Bio-Thrust Incorporated shall be, immediately upon effectiveness of the merger, converted into an aggregate of $10 cash to be paid by the surviving corporation upon surrender of certificates representing the subsidiary's shares.

     4. A Copy of this plan of merger shall be mailed to Thrust Ventures, Inc., being the sole shareholder of record of the subsidiary corporation.

     5. Upon filing of the Articles of Merger with the Division of Corporations and Commercial Code, the surviving corporation shall change its name to Bio-Thrust. Incorporated.

DATED this 29th day of December, 1986.

                                   THRUST VENTURES, INC.

                                   By/S/Reo B. Cutler

                                   BIO-THRUST INCORPORATED

                                   By/S/Reo B. Cutler